Exhibit 10.11

                              EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the "Agreement") is entered into by and among L. JOSHUA EIKOV an individual residing in the State of Florida (the "Employee"); and NetWorth Systems, Inc. a Florida corporation ("NetWorth Systems"). NetWorth Systems and the Employee being sometimes hereinafter collectively to as the "Parties" or generically as a "Party".

      NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements hereby exchanged, as well as of the sum of Ten ($10.00) Dollars and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

                                   Witnesseth:

                                   ARTICLE ONE
                       TERM, RENEWALS, EARLIER TERMINATION

1.1   TERM.

      Subject to the provisions set forth herein, the term of the Employee's employment hereunder shall be deemed to have commenced as of March 1, 2004 and shall continue until February 28, 2007.

1.2   RENEWALS.

(a) This Agreement may be renewed after expiration of the original term, on a continuing annual basis, on the mutual consent of the parties.

(b) In the event that in conjunction with a renewal of this Agreement, a Party desires a modification of the terms of this Agreement that are not of general application (e.g., the provisions pertaining to salary, commissions, etc.), then:

      (1) Such Party shall provide the other with a written notice specifying the requested modifications (the "Modification Request Notice") on or before the 45th day prior to termination of the then current term which;

      (2) If the modifications specified in the Modifications Request Notice are accepted in writing by the other Party prior to expiration of the then current term, the Modifications Request Notice shall be deemed a written amendment to this Agreement, effective as of the first day of the new renewal term;

      (3) If the Party receiving the Modifications Request Notice finds the proposed modifications unacceptable, it may initiate negotiations to reach compromise modifications with the Party providing the Modifications Request Notice, which must be concluded and reflected in a written amendment to this Agreement prior to the end of the then current term, failing which, the provisions of Section 1.2(B)(4) will be deemed in effect;

      (4) If the modifications specified in the Modifications Request Notice are not accepted in writing by the other Party prior to expiration of the then current term, the Modifications Request Notice shall be deemed a Notice of Termination and this Agreement will expire effective as of the close of business on the last day of the then current term.


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1.3   EARLIER TERMINATION.

      NetWorth Systems shall have the right to terminate this Agreement prior to the expiration of its Term or of any renewals thereof:

(a)   For Cause:

      (1) NetWorth Systems may terminate the Employee's employment under this Agreement at any time for cause.

      (2) Such termination shall be evidenced by written notice thereof to the Employee, which notice shall specify the cause for termination.

      (3)   For purposes hereof, the term "cause" shall mean:

            (A) The inability of the Employee, through sickness or other incapacity, to discharge his duties under this Agreement for 30 or more consecutive days or for a total of 50 or more days out of a period of 365 days;

            (B) The failure of the Employee to abide by the directions of NetWorth Systems' board of directors;

            (C)   Dishonesty; theft; insubordination or conviction of a crime;

            (D) Material default in the performance of the Employee's obligations, services or duties required under this Agreement (other than due to illness) or material breach of any provision of this Agreement, which default or breach has not been completely remedied within five days after written notice of such default or breach.

(b)   Deterioration or Discontinuance of Business:

      (1) In the event that NetWorth Systems discontinues operating its business, this Agreement shall terminate as of the last day of the month on which it ceases operation with the same force and effect as if such last day of the month were originally set as the termination date hereof; provided, however, that a reorganization or merger of NetWorth Systems shall not be deemed a termination of its business.

(c)   Death:

      This Agreement shall terminate immediately on the death of the Employee; however, all accrued compensation at such time shall be promptly paid to the Employee's estate.

1.4   SEVERANCE PAYMENTS AND ALTERNATIVES TO TERMINATION

      In the event this Agreement is terminated for reasons other than for cause as described in Section 1.3(a)(3)(b) or (c) above, the Employee shall be entitled to receive:

      (A) All salaries and reimbursements earned through the date of termination;


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      (B) Pay to the Employee an amount equal to the lesser of two months of the
Employee's then prevailing salary or the remaining compensation due under this Agreement whichever is less;

      (C) Continue to provide the Employee for applicable period of 30 days with those medical, life and disability insurance benefits, if any, which are provided to the Employee as of the last date of employment;

1.5   FINAL SETTLEMENT.

      Upon termination of this Agreement the Employee or the Employee's representative shall execute and deliver to NetWorth Systems on a form prepared by NetWorth Systems, a release of all claims except such claims as may have been submitted pursuant to the terms of this Agreement and which remain unpaid, and, shall forthwith tender to NetWorth Systems all records, manuals and written procedures, as may be desired by it for the continued conduct of its business, provided that all obligations of the Company to the Employee have been met.

                                   ARTICLE TWO
                               SCOPE OF EMPLOYMENT

2.1   RETENTION.

      NetWorth Systems hereby hires the Employee and the Employee hereby accepts such employment, in accordance with the terms, provisions and conditions of this Agreement.

2.2   GENERAL DESCRIPTION OF DUTIES.

Reporting to the Board of Directors for the Company the CEO will be responsible for the overall strategic and organic growth of the organization. His direct responsibilities include corporate development, fundraising, strategic planning and public relations. The CEO shall ensure that Networth Systems is held to a minimum of an 8% EBITDA margin to be determined by financial review of the Board of Directors.

Position responsibilities include:

      o Formulate and execute major policies, programs and objectives to promote and ensure the company's continuing success and growth

      o     Champion and author the annual strategic plan

      o Execute the strategic and tactical operational growth plans for the company, with particular emphasis on continued expansion into new products and markets

      o Take a leadership role in formulating and articulating the company's vision and mission

      o Achieve maximum efficiency and profit objectives through the efforts of a strong management team

      o Develop management personnel and implement effective succession plans

      o Establish and maintain strong relationships with industry peers and major corporate players necessary for ensuring the company's continued growth


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      o     Be the lead on all mergers and acquisitions, strategic alliances, fundraising activities and other corporate development initiatives

      o Foster an achievement-oriented culture based on continuous learning principles where employees are motivated and rewarded for both individual and team contributions

2.3   STATUS.

(A)   The Employee shall serve as its Chairman and Chief Executive.

(B) The Employee is expected to work a minimum of 40 hours per week and devote his full time and attention to the operations of the Company. However, nothing shall prohibit the Employee from engaging in charitable and civic activities and managing his personal passive investments, provided that such passive investments are not in a company which competes in a business similar to that of the Company's business. A minimum of 20-hours per week is expected in the office.

(C) The Employee hereby represents and warrants to NetWorth Systems that he is subject to no legal, self regulatory organization (e.g., National Association of Securities Dealers, Inc.'s bylaws) or regulatory impediments to the provision of the services called for by this Agreement, or to receipt of the compensation called for under this Agreement or any supplements thereto; and, the Employee hereby irrevocably covenants and agrees to immediately bring to the attention of NetWorth Systems any facts required to make the foregoing representation and warranty accurate throughout the term of this Agreement, or any supplements or extensions thereof.

2.4   EXCLUSIVITY.

(a) Unless specifically authorized by this Agreement or is otherwise authorized by NetWorth Systems' board of directors, on a case by case basis, in writing, all of the Employee's business time shall be devoted exclusively to the affairs of NetWorth Systems.

(b) Without limiting the generality of the foregoing, the Employee covenants to perform the employment duties called for hereby in good faith, devoting substantially all business time, energies and abilities thereto; however, so long as other commercial activities do not effect the performance of the Employee, the Employee is free to engage in other business activities that do not compete with or are in the same industry as Networth Systems Inc.

2.5   LIMITATIONS ON SERVICES

(a) In rendering his services, the Employee shall not disclose to any third party any confidential non-public information furnished by NetWorth Systems or otherwise obtained by it with respect to NetWorth Systems, except on a need to know basis.

(b) The Employee shall not take any action which would in any way adversely affect the reputation, standing or prospects of NetWorth Systems or which would cause NetWorth Systems to be in violation of applicable laws.


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                                  ARTICLE THREE
                                  COMPENSATION

3.1   COMPENSATION.

      As consideration for the Employee's services to NetWorth Systems the Employee shall be entitled to the following compensation:

      A. The Employee shall receive an annual compensation of $82,000 per annum payable monthly in arrears. B. The Employee shall also receive 1,350,000 options to purchase Networth Systems Inc common stock at a cashless exercising to be issued at every the anniversary of this contract based upon realization of the profitability criteria as outlined in paragraph 2.2 above.

      C. The Employee shall also receive during the term of this Agreement such bonuses as deemed appropriate by the NetWorth Systems Board of Directors.

      D. The Employee will be entitled to a minimum 10% increase in his salary or such salary rise as determined by the Board of Directors.

3.2   BENEFITS.

      (A) The Employee shall be entitled to any benefits generally made available to all other employees including health insurance for the Employee. Coverage for the family will be available to the Employee at the Employee's cost. The Employee shall also be entitled to receive such fringe benefits as may be generally provided by the Company from time to time to its employees, in accordance with the policies of the Company in office from time to time.

      (B) If deemed appropriate under the circumstances by NetWorth Systems' board of directors, an expense allowance in an amount established from time to time by NetWorth Systems' board of directors for traveling, telephone and other direct business expenses required in connection with the performance of the Employee's duties hereunder, the amount of the allowance being limited to actual expenditures verified and documented as required by NetWorth Systems for audit purposes, for tax deduction purposes and in order to assure compliance with applicable laws and regulations.

      (C) The Employee shall be entitled to two (2) weeks paid vacation annually, to be take at such time(s) as shall not, in the reasonable judgment of the Company's Board of Directors , interfere with the fulfillment of the Employee's duties under this Agreement. The Employee shall be entitled to as many holidays, sick days and personal days as are generally provided from time to time to its employees in accordance with the Company's policies in effect from time to time.

3.3   INDEMNIFICATION.

      NetWorth Systems will defend, indemnify and hold the Employee harmless from all liabilities, suits, judgments, fines, penalties or disabilities, including expenses associated directly, therewith (e.g. legal fees, court costs, investigative costs, witness fees, etc.) resulting from any reasonable actions taken by the Employee in good faith on behalf of NetWorth Systems, its affiliates or for other persons or entities at the request of the board of directors of NetWorth Systems, to the fullest extent legally permitted.


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                                  ARTICLE FOUR
                                SPECIAL COVENANTS

4.1   CONFIDENTIALITY, NON-CIRCUMVENTION AND NON-COMPETITION.

      During the term of this Agreement, all renewals thereof and for a period of two years after its termination, the Employee hereby irrevocably agrees to be bound by the following restrictions, which constitute a material inducement for NetWorth Systems' entry into this Agreement:

(a) Because the Employee will be developing for NetWorth Systems, making use of, acquiring and/or adding to, confidential information of special and unique nature and value relating to such matters as NetWorth Systems' trade secrets, systems, procedures, manuals, confidential reports, personnel resources, strategic and tactical plans, advisors, clients, investors and funders; as material inducement to the entry into this Agreement by NetWorth Systems, the Employee hereby covenants and agrees not to personally use, divulge or disclose, for any purpose whatsoever, directly or indirectly, any of such confidential information during the term of this Agreement, any renewals thereof, and for a period of two years after its termination.

(b) The Employee hereby covenants and agrees to be bound as a fiduciary of NetWorth Systems, as if the Employee were a partner in a partnership bound by the partnership opportunities doctrine, as such concept has been judicially and legislatively developed in the State of Florida, and consequently, without the prior written consent of NetWorth Systems, on a specific, case by case basis, the Employee shall not, among other things, directly or indirectly:

      (1) Engage in any activities, whether or not for profit, competitive with NetWorth Systems' business.

      (2) Solicit or accept any person providing services to NetWorth Systems, whether as an employee, consultant or independent contractor, for employment or provision of services.

      (3) Induce any client or customer of NetWorth Systems to cease doing business with NetWorth Systems or to engage in business with any person engaged in business activities that compete with NetWorth Systems' business.

      (4) Divert any business opportunity within the general scope of NetWorth Systems' business and business capacity, to any other person or entity.

4.2   ACKNOWLEDGMENT OF REASONABLENESS.

      (a) The Employee hereby represents, warrants and acknowledges that having carefully read and considered the provisions of this Article Four, the restrictions set forth herein are fair and reasonable and are reasonably required for the protection of the interests of NetWorth Systems, its officers, directors and other employees; consequently, in the event that any of the above-described restrictions shall be held unenforceable by any court of competent jurisdiction, the Employee hereby covenants, agrees and directs such court to substitute a reasonable judicially enforceable limitation in place of any limitation deemed unenforceable and, the Employee hereby covenants and agrees that if so modified, the covenants contained in this Article Four shall be as fully enforceable as if they had been set forth herein directly by the Parties.

      (b) In determining the nature of this limitation, the Employee hereby acknowledges, covenants and agrees that it is the intent of the Parties that a court adjudicating a dispute arising hereunder recognize that the Parties desire that these covenants not to circumvent, disclose or compete be imposed and maintained to the greatest extent possible.


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4.3   UNAUTHORIZED ACTS.

      The Employee hereby covenants and agrees not do any act or incur any obligation on behalf of NetWorth Systems except as authorized by its board of directors or by its stockholders pursuant to duly adopted stockholder action or reasonably inferred therefrom.

4.4   COVENANT NOT TO DISPARAGE

      The Employee hereby irrevocably covenants and agrees that during the term of this Agreement and after its termination, he will refrain from making any remarks that could be construed by anyone, under any circumstances, as disparaging, directly or indirectly, specifically, through innuendo or by inference, whether or not true, about NetWorth Systems, its constituent members, or their officers, directors, stockholders, employees, agent or affiliates, whether related to the business of NetWorth Systems, to other business or financial matters or to personal matters.

                                  ARTICLE FIVE
                                  MISCELLANEOUS

5.1   NOTICES.

(a)   (1)   All notices, demands or other communications hereunder shall be in writing, and unless otherwise provided, shall be deemed to have been duly given on the first business day after mailing by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                                To the Employee:

                                 L. JOSHUA EIKOV
                            6499 NW 9th Ave Suite 304
                         Fort Lauderdale, Florida 33309

                              To NetWorth Systems:

                             NETWORTH SYSTEMS, INC.

                            6499 NW 9th Ave Suite 304
                         Fort Lauderdale, Florida 33309

                               Attn: William White

With a copy to:

                             Jeffrey G. Klein, Esq.
                             Newman, Pollock & Klein
                             2101 NW Corporate Blvd.
                                    Suite 414
                            Boca Raton, Florida 33431


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      (2)   Copies of notices will also be provided to such other address or to such other person as any Party shall designate to the other for such purpose in the manner hereinafter set forth.

5.2   AMENDMENT.

(a) No modification, waiver, amendment, discharge or change of this Agreement shall be valid unless the same is in writing and signed by the Party against which the enforcement of said modification, waiver, amendment, discharge or change is sought.

(b) This Agreement may not be modified without the consent of a majority in interest of NetWorth Systems' Board of Directors. .

5.3   MERGER.

(a) This instrument contains all of the understandings and agreements of the Parties with respect to the subject matter discussed herein.

(b) All prior agreements whether written or oral, are merged herein and shall be of no force or effect.

5.4   SURVIVAL.

      The several representations, warranties and covenants of the Parties contained herein shall survive the execution hereof and shall be effective regardless of any investigation that may have been made or may be made by or on behalf of any Party.

5.5   SEVERABILITY.

      If any provision or any portion of any provision of this Agreement, or the application of such provision or any portion thereof to any person or circumstance shall be held invalid or unenforceable, the remaining portions of such provision and the remaining provisions of this Agreement or the application of such provision or portion of such provision as is held invalid or unenforceable to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be effected thereby.

5.6   GOVERNING LAW AND VENUE.

      This Agreement shall be construed in accordance with the laws of the State of Florida but any proceeding arising between the Parties in any matter pertaining or related to this Agreement shall, to the extent permitted by law, be held in Broward County, Florida.

5.7   LITIGATION.

(a) In any action between the Parties to enforce any of the terms of this Agreement or any other matter arising from this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including reasonable attorneys' fees up to and including all negotiations, trials and appeals, whether or not litigation is initiated.

(a) In the event of any dispute arising under this Agreement, or the negotiation thereof or inducements to enter into the Agreement, the dispute shall be resolved before the Palm Beach County, Florida courts.


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      In the event of any litigation, the prevailing party shall be entitled to recover all costs including reasonable attorneys fees.

(B)   BENEFIT OF AGREEMENT.

(c) This Agreement may not be assigned by the Employee without the prior written consent of NetWorth Systems.

(d) Subject to the restrictions on transferability and assignment contained herein, the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the Parties, their successors, assigns, personal representative, estate, heirs and legatees.

(E)   CAPTIONS.

      The captions in this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope of this Agreement or the intent of any provisions hereof.

5.10  NUMBER AND GENDER.

      All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the Party or Parties, or their personal representatives, successors and assigns may require.

5.11  FURTHER ASSURANCES.

      The Parties hereby agree to do, execute, acknowledge and deliver or cause to be done, executed or acknowledged or delivered and to perform all such acts and deliver all such deeds, assignments, transfers, conveyances, powers of attorney, assurances, recipes, records and other documents, as may, from time to time, be required herein to effect the intent and purposes of this Agreement.

5.12  STATUS.

      Nothing in this Agreement shall be construed or shall constitute a partnership, joint venture, agency, or lessor-lessee relationship; but, rather, the relationship established hereby is that of employer-employee in NetWorth Systems.

5.13  COUNTERPARTS.

(a)   This Agreement may be executed in any number of counterparts.

(f) Execution by exchange of facsimile transmission shall be deemed legally sufficient to bind the signatory; however, the Parties shall, for aesthetic purposes, prepare a fully executed original version of this Agreement, which shall be the document filed with the Securities and Exchange Commission.

                            Signature Page to Follow


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      In Witness Whereof, the Parties have executed this Agreement, effective as of the last date set forth below.


                                        THE EMPLOYEE


                                        /s/ L. Joshua Eikov
                                        ----------------------------------------
                                        L. JOSHUA EIKOV


                                        NETWORTH SYSTEMS, INC.
                                        A FLORIDA CORPORATION.


                                        /s/ William O. White
                                        ----------------------------------------
                                        William O. White


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